Exhibit 99.1

ICON ECI FUND FIFTEEN, L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER

2011

Letter from the CEOs                                                                                                                                           As of December 19, 2011

Dear investor in ICON ECI Fund Fifteen, L.P.:

We write to briefly summarize our activity for the third quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

Fund Fifteen’s offering period commenced on June 6, 2011.  Fund Fifteen raised $10,756,718 in capital contributions through September 30, 2011.  As of September 30th, Fund Fifteen had invested $1,835,8431 of capital, or 21.44% of capital available for investment, in business-essential equipment and corporate infrastructure.  Subsequently, Fund Fifteen invested 100% of the capital raised through September 30, 2011 by making secured term loans to affiliates of Xfone, Inc. and Ensaimada S.A.

From Fund Fifteen’s commencement of operations on July 28, 2011 through September 30, 2011, we actively invested our capital in a financing collateralized by business-essential equipment and corporate infrastructure.  Fund Fifteen purchased telecommunications equipment and leased it to Global Crossing Telecommunications, Inc.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments as well as more information regarding Fund Fifteen’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Fifteen’s financials, prepared in accordance with US GAAP.

ICON ECI FUND FIFTEEN, L.P.

Third Quarter 2011 Portfolio Overview

We are pleased to present ICON ECI Fund Fifteen, L.P.’s (the “Fund”) Portfolio Overview for the third quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 15, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on June 6, 2011 and is anticipated to end no later than June 2013.  From our initial offering through September 30, 2011, we raised $10,756,718 in capital contributions.

During the third quarter of 2011, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On October 27, 2011, we made a secured term loan to Xfone USA, Inc. and certain affiliates (collectively, “Xfone”) in the amount of $6,850,000.  The loan is secured by (i) a first priority security interest on all of Xfone’s existing and hereafter acquired assets (except for assets which are encumbered by capital leases or by U.S. Government funded entities) including, all equipment used in Xfone’s high speed broadband services operation which provides Internet access, digital cable TV programming and local and long distance telephone service to residential and business customers, (ii) a first priority security interest on all accounts receivable and inventory, (iii) a mortgage over real property located in Lubbock, Texas, and (iv) a stock pledge of Xfone.  The loan bears interest at 12.75% per year and is payable monthly in arrears for a period of sixty months beginning on November 1, 2011.  All of Xfone’s obligations are guaranteed by Xfone, Inc.  We paid an acquisition fee to our Investment Manager in the amount of approximately $171,000 relating to this transaction.

•
On November 22, 2011, we entered into an agreement to make a secured term loan to Ensaimada S.A (“ESA”) in the amount of approximately $5,300,000. The loan is secured by, among other things, second priority security interests in (i) a dry bulk carrier, (ii) the earnings from the carrier and (iii) the equity interests of ESA. All of ESA’s obligations under the loan are guaranteed by N. & P. Shipping Co. (“N&P”), the parent company of ESA, and one of N&P’s shareholders.  The loan bears interest at 17% per year and will be payable quarterly in arrears for a period of five years beginning on the drawdown date of the loan.  We paid an acquisition fee to our Investment Manager in the amount of approximately $918,000 relating to this transaction.

•
On December 19, 2011, we, through a joint venture owned 60% by us, entered into a memorandum of agreement to purchase the offshore support vessel, the Lewek Ambassador. The purchase price of the vessel will be the lesser of $25,000,000 and the fair market value of the vessel as determined two weeks before the vessel's delivery date, which is expected to occur on or before April 30, 2012.  On December 20, 2011, the joint venture funded $9,000,000 of the purchase price and will fund the remaining portion upon delivery of the vessel.  Simultaneously with the funding, the joint venture entered into a bareboat charter with Gallatin Maritime Management for a period of nine years commencing on the delivery date of the vessel.  We paid an acquisition fee to our Investment Manager in the amount of approximately $375,000 relating to this transaction.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of September 30, 2011, our portfolio consisted primarily of the following investment.

•
Telecommunications equipment that is subject to lease with Global Crossing Telecommunications, Inc.  The equipment was purchased for approximately $1,836,000 and the lease is set to expire on August 31, 2014.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At September 30, 2011, there were no obligations outstanding under the Facility.

Additional Disclosure

Our distribution coverage ratio1 from the commencement of operations through September 30, 2011 was 235.93%.  The Fund collected 100%2 of all of all scheduled receivables due for the third quarter of 2011.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. d/b/a ICON Investments (“ICON Investments”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Investments is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

1	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
2	Collections as of September 30, 2011.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We declared distributions to our General Partner in the amount of $425 for the three and nine months ended September 30, 2011.  Additionally, our General Partner’s interest in our net loss was $4,505 for the three and nine months ended September 30, 2011.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

Entity	Capacity	Description	Period from July 28, 2011 (Commencement of Operations) through September 30, 2011
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements (1)	$1,101,735
ICON Investments	Dealer-Manager	Underwriting fees (2)	321,151
ICON Capital Corp.	Investment Manager	Management fees (3)	3,473
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements (3)	273,965
			$1,700,324

(1) Amount capitalized and charged to partners’ equity.
(2) Amount charged directly to partners’ equity.
(3) Amount charged directly to operations.

At September 30, 2011, we had a net payable of $919,829 due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements of approximately $274,000 and organization and offering expense reimbursements of approximately $583,000.

From October 1, 2011 to November 11, 2011, we raised an additional $8,003,889 in capital contributions and paid or accrued underwriting fees to ICON Investments in the amount of $237,677.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Balance Sheets

Assets

	September 30,
	2011	December 31,
	(unaudited)	2010
Cash	$7,266,102	$1,001
Investment in joint venture	1,836,866	-
Deferred charges, net	988,932	-
Other assets, net	14,870	-

Total Assets	$10,106,770	$1,001

Liabilities and Partners’ Equity

Liabilities:
Due to General Partner and affiliates	$919,829	$-
Accrued expenses	74,481	-

Total Liabilities	994,310	-

Commitments and contingencies

Partners’ Equity:
Limited Partners	9,117,389	1,000
General Partner	(4,929)	1

Total Partners’ Equity	9,112,460	1,001

Total Liabilities and Partners’ Equity	$10,106,770	$1,001

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Statement of Operations
(unaudited)

Period from July 28, 2011 (Commencement of Operations) through September 30, 2011
Revenue:
Income from investment in joint venture	$40,712

Total revenue	40,712

Expenses:
Management fees	3,473
Administrative expense reimbursements	273,965
General and administrative	200,267
Interest	13,505

Total expenses	491,210

Net loss	$(450,498)

Net loss allocable to:
Limited Partners	$(445,993)
General Partner	(4,505)

$(450,498)

Weighted average number of limited
partnership interests outstanding	5,333

Net loss per weighted average limited
partnership interest outstanding	$(83.63)

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Statement of Changes in Partners’ Equity

	Limited			Total
	Partnership	Limited		Partners’
	Interests	Partners	General Partner	Equity
Balance, December 31, 2010	1	$1,000	$1	$1,001

Net loss	-	(445,993)	(4,505)	(450,498)
Redemption of limited partnership interest	(1)	(1,000)	-	(1,000)
Proceeds from sale of limited partnership interests	10,776	10,756,718	-	10,756,718
Sales and offering expenses	-	(1,151,279)	-	(1,151,279)
Cash distributions paid or accrued to partners	-	(42,057)	(425)	(42,482)

Balance, September 30, 2011 (unaudited)	10,776	$9,117,389	$(4,929)	$9,112,460

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Statement of Cash Flows
(unaudited)

Period from July 28, 2011 (Commencement of Operations) through September 30, 2011
Cash flows from operating activities:
Net loss	$(450,498)
Adjustments to reconcile net loss to net cash
used in operating activities:
Income from investment in joint venture	(40,712)
Interest expense from amortization of debt financing costs	4,130
Changes in operating assets and liabilities:
Accrued expenses	74,481
Due to General Partner and affiliates	304,287
Distributions from joint venture	39,689

Net cash used in operating activities	(68,623)

Cash flows from investing activities:
Investment in joint venture	(1,835,843)

Net cash used in investing activities	(1,835,843)

Cash flows from financing activities:
Sale of limited partnership interests	10,756,718
Sales and offering expenses paid	(1,044,094)
Deferred charges paid	(500,000)
Cash distributions to partners	(42,057)
Redemption of limited partnership interest	(1,000)

Net cash provided by financing activities	9,169,567

Net increase in cash	7,265,101
Cash, beginning of the period	1,001

Cash, end of the period	$7,266,102

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Statement of Cash Flows
(unaudited)

Period from July 28, 2011 (Commencement of Operations) through September 30, 2011
Supplemental disclosure of non-cash financing activities:
Underwriting fees due to ICON Securities Corp.	$13,382
Organizational and offering expenses and other costs due to ICON Capital Corp.	$601,735
Organizational and offering expenses charged to equity	$93,803
Distributions payable to ICON GP 15, LLC	$425

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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